THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT o 06183

================================================================================
                            VARIABLE LIFE SUPPLEMENT
================================================================================

This supplement accompanies an application for a Variable Universal Life Insurance Policy to be issued by The Travelers Insurance Company.

ALL QUESTIONS MUST BE ANSWERED COMPLETELY AND THE APPLICATION AND SUPPLEMENT MUST BE SIGNED IN ORDER FOR THE COMPANY TO PROCESS THE APPLICATION. MAY BE REFERENCED BY ATTACHMENT.

Proposed Insured(s)
                    ---------------------------------------------------
                                 First, Middle, Last
Date of Birth
             ----------------------------------------------------------

Social Security Number
                      -------------------------------------------------
================================================================================
                                FUND INFORMATION

Select one or more funds and indicate percentage of allocation. Total must equal 100%; allocations must be whole percentages of 5% or more.

|_| AIM Capital Appreciation Portfolio                         ___ %   |_| MFS Research Portfolio                              ___ %

|_| Alliance Growth Portfolio                                  ___ %   |_| MFS Total Return Portfolio                          ___ %

|_| Alliance Growth & Income Portfolio -- Class B **           ___ %   |_| PIMCO Total Return Portfolio--Administrative Class  ___ %

|_| Alliance Premier Growth Portfolio -- Class B               ___ %   |_| Pioneer Mid_Cap Value VCT Portfolio -- Class II **  ___ %

|_| American Funds Global Growth Fund -- Class 2 **            ___ %   |_| Putnam Diversified Income Portfolio *               ___ %

|_| American Funds Growth Fund -- Class 2 **                   ___ %   |_| Putnam VT International Growth Fund -- Class IB     ___ %

|_| American Funds Growth - Income Fund -- Class 2 **          ___ %   |_| Putnam VT Small Cap Value Fund -- Class IB          ___ %

|_| Capital Appreciation Fund (JANUS)                          ___ %   |_| Putnam VT Voyager II Fund -- Class IB               ___ %

|_| CitiStreet Diversified Bond Fund *                         ___ %   |_| Salomon Brothers Variable Capital Fund              ___ %

|_| Credit Suisse Emerging Markets Portfolio                   ___ %   |_| Salomon Brothers Variable Investors Fund            ___ %

|_| Delaware VIP REIT Series                                   ___ %   |_| Salomon Brothers Variable Strategic Bond Fund       ___ %

|_| Delaware Small Cap Value Series *                          ___ %   |_| Salomon Brothers Variable Total Return Fund         ___ %

|_| Dreyfus Stock Index Fund **                                ___ %   |_| Scudder VIT EAFE(R) Equity Index Fund               ___ %

|_| Dreyfus VIF Appreciation Portfolio -- Initial Shares       ___ %   |_| Scudder VIT Small Cap Index Fund                    ___ %

|_| Dreyfus VIF Small Cap Portfolio -- Initial Shares          ___ %   |_| Smith Barney Aggressive Growth Portfolio            ___ %

|_| Equity Income Portfolio (FIDELITY)                         ___ %   |_| Smith Barney Fundamental Value Portfolio            ___%

|_| Equity Index Portfolio -- Class 1                          ___ %   |_| Smith Barney International All Cap Growth Portfolio ___ %

|_| Fidelity VIP Asset Manager Portfolio -- Initial Class      ___ %   |_| Smith Barney Large Cap Growth Portfolio             ___ %

|_| Fidelity VIP Contrafund(R)Portfolio -- Service Class 2     ___ %   |_| Social Awareness Stock Portfolio (SMITH BARNEY)     ___ %

|_| Fidelity VIP Mid Cap Portfolio -- Service Class 2          ___ %   |_| Templeton Foreign Securities Fund -- Class 2 **     ___ %

|_| Franklin Small Cap Fund -- Class 2                         ___ %   |_| Travelers Convertible Securities Portfolio          ___ %

|_| Janus Aspen Series Balanced Port. -- Service Shares        ___ %   |_| Travelers Disciplined Mid Cap Stock Portfolio       ___ %

|_| Janus Aspen Series Global Tech. Portfolio--Service Shares  ___ %   |_| Travelers High Yield Bond Trust                     ___ %

|_| Janus Aspen Series Worldwide Growth Port. - Svc. Shares    ___ %   |_| Travelers Money Market Portfolio                    ___ %

|_| Large Cap Portfolio (FIDELITY)                             ___ %   |_| Travelers Quality Bond Portfolio                    ___ %

|_| Lazard International Stock Portfolio                       ___ %   |_| Travelers U.S. Government Securities Portfolio      ___ %

|_| MFS Emerging Growth Portfolio                              ___ %   |_| Van Kampen Enterprise Portfolio                     ___ %

|_| MFS Mid Cap Growth Portfolio                               ___ %
                                                                                                                          TOTAL 100%

*  CLOSED TO NEW CASES AS OF SEPTEMBER 24, 2001

** FUNDS NOT AVAILABLE IN CONNECTICUT

L-15325   (8/02)              The Travelers Insurance Company and its Affiliates
                                         o One Tower Square o Hartford, CT 06183

                                   SUITABILITY
================================================================================

a.   Have you received the prospectus relating to the policy applied for?
     Yes   No

     Date of prospectus:__________ Date of prospectus supplement(s):____________

b. Do you understand that the Contract Value and Death Benefit associated with the policy you have applied for may increase or decrease depending upon the investment experience of the investment options which you have selected?
     Yes   No

c.   With this in mind, is the policy in accord with your insurance objectives
     and anticipated financial needs? Yes    No

APPLICANT declares to the best of his/her knowledge and belief that all of the statements made in his/her application and supplement, if required, are complete and true.


ALL VALUES AND BENEFITS PROVIDED BY THE BASIC POLICY APPLIED FOR ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. EXCEPT AS STATED IN THE TEMPORARY INSURANCE AGREEMENT/ADVANCE PAYMENT RECEIPT CORRESPONDING TO THIS APPLICATION, THE COMPANY WILL APPLY THE FIRST NET PREMIUM PAYMENT TO THE CREDIT OF THE BASIC POLICY APPLIED FOR AS OF THE VALUATION DATE ON OR NEXT FOLLOWING THE POLICY DATE.


Except as stated in the Employer-Sponsored Temporary Life Insurance Binder Agreement, no insurance will take effect until:

(1) the policy is delivered to the Applicant; and

(2) the first modal premium is paid in full while the health and other conditions relating to insurability remain as described in the application. No agent is authorized: (1) to make, alter, or discharge any policy; (2) to waive or change any condition or provision of any policy, application or receipt; and
(3) to accept any risk or to pass on insurability. The Proposed Insured will be the Applicant of any policy issued on this application unless otherwise indicated. The right to privacy is protected as required by law.


I have paid to _________________________________ the sum of $_______________ and
hold a receipt bearing the number ______________ Dated _____________ at (city or town/state) ____________________________________


___________________________________________________
Owner/Designated Representative (SIGNATURE IN FULL)


___________________________________________________
Witnessed by (LICENSED RESIDENT AGENT)


___________________________________________________
Signature of Principal


___________________________________________________
Signature of Broker/Dealer


L-15325   (8/02)              The Travelers Insurance Company and its Affiliates
                                         o One Tower Square o Hartford, CT 06183

   THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT o 06183

================================================================================
                 APPLICATION FOR CORPORATE OWNED LIFE INSURANCE
================================================================================

NAME OF POLICY OWNER:___________________________________________________________

                     ___________________________________________________________

ADDRESS OF POLICY OWNER:________________________________________________________

CORPORATE (OWNER) TAX ID #:________________ ISSUE DATE OF POLICY:_______________

PLAN OF INSURANCE:     Guideline Premium Test       Cash Value Accumulation Test

PREMIUM PAYMENT PLAN:  Single     Annual    Semi-Annual     Quarterly    Monthly

DEATH BENEFIT OPTION:  Level Death      Variable Death     Annual Increase Death
                       Benefit          Benefit            Benefit

BENEFICIARY: The Corporation shall be the sole beneficiary unless otherwise
________________________________________________________________________________

specified.
________________________________________________________________________________

Is the right to change the Beneficiary and to exercise all other policy rights
without the consent of the Beneficiary reserved to the Owner?    Yes      No

It is agreed that:

1. This application, which includes the attached Schedule A, will be the basis for any policies issued in response to it.

2. Application is made to Us for individual life insurance policies on the lives of the individuals specified in Schedule A.

3. The amount of insurance for each policy applied for shall be the amount specified for each individual in Schedule A.

4. Each policy applied for shall be of the plan specified in the Plan of Insurance section above.

For the most recent 90 days, have all of the Proposed Insureds been actively at work for at least 30 hours per week, at their usual place of business,
performing their regular occupations?       Yes       No

During the most recent 90 days, have any of the Proposed Insureds been hospitalized or absent from work (other than for recreational days and holidays)
for more than 5 consecutive workdays?       Yes       No


AGENT'S STATEMENT: Will this insurance replace, change or use the cash value of
any existing insurance policy or annuity?       Yes       No

Is this insurance intended to be a 1035 tax-free exchange?       Yes       No

If you answered "Yes" to either of these replacement questions, has the required
replacement paperwork been completed?       Yes       No

List company name, amount and attach applicable forms required by state in which application is signed.

________________________________________________________________________________

______________________________________  ________________________________________
          SIGNATURE OF AGENT                SIGNATURE OF OWNER / DESIGNATED
                                                      REPRESENTATIVE

Dated_________________________________  Dated___________________________________

L-15236

                                                            SCHEDULE A


PROPOSED                    DATE OF                          INITIAL BASE        TERM          INITIAL       PLANNED      SMOKER/
INSURED          SEX         BIRTH           SS#                POLICY         INSURANCE       PREMIUM       PREMIUM     NONSMOKER
                                                             DEATH BENEFIT       RIDER                                  ("S" OR "N")
====================================================================================================================================





















I represent that I have read the questions and answers on this application, and declare that they are complete and true to the best of my knowledge and belief. Furthermore, I understand that this application will become a part of any policy issued. I agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question on this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I further agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me; and, the initial modal premium is paid during the lifetime and prior to any change in health of the Proposed Insured.

Signed for the Policy Owner by the following duly authorized official:


________________________________  _________________________  ___________________
              Signature                     Title                   Date

L-15236

    THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT o 06183

================================================================================
                 APPLICATION FOR SIMPLIFIED ISSUE LIFE INSURANCE
================================================================================

NAME OF POLICY OWNER:    _______________________________________________________

ADDRESS OF POLICY OWNER: _______________________________________________________

                         _______________________________________________________

                         _______________________________________________________

CORPORATE TAX ID #:      _______________________________________________________
OWNER TAX ID # (IF OTHER
  THAN CORPORATION)      _______________________________________________________

PLAN OF INSURANCE:       _______________________________________________________

BENEFICIARY:             The Corporation shall be the sole beneficiary unless
                         _______________________________________________________

                         otherwise specified.
                         _______________________________________________________

Will this insurance replace, change or use the cash value of any existing insurance policy or annuity?
                                                               Yes      No

(If you answered "Yes" to this question, list company name, amount and attach applicable forms required by state in which application is signed.)

______________________________________  ________________________________________
          SIGNATURE OF AGENT                      SIGNATURE OF OWNER

Dated_________________________________  Dated___________________________________


SECTION B:

For the most recent 90 days, have you been actively at work for at least 30 hours per week, at your employer's usual place of business, performing your customary duties of your regular occupation?
                                                               Yes      No

During the most recent 90 days, have you been hospitalized or were you absent from work (other than for recreational days and holidays) for more than 5
consecutive workdays?                                          Yes      No

Have you used any tobacco products within the past 12 months?  Yes      No

If "Yes" how much (i.e., units per week/month) and date last used:

Cigarettes__________ Cigars__________ Pipe__________ Smokeless tobacco__________


L-15240

SECTION C

1. PERSONAL PHYSICIAN (Give full name, address and phone # of your doctor who you consult for routine check-ups and physicals): _________________________

     ___________________________________________________________________________

     DATE AND REASON LAST CONSULTED:____________________________________________

2. PROPOSED INSURED: Height ________ Weight ________ Amount of weight loss in past 12 months

3.   Have you within the past 2 years:

     a)   Flown or plan to fly as a pilot, student pilot or
          crew member or intend to do so?                      Yes     No

     b)   Engaged in scuba diving, vehicle racing, parachute
          jumping or any form of motorcycling, or any other
          hazardous sport or hobby?                            Yes     No

4.   In the past 10 years have you:

     a)   Used Drugs not prescribed by a doctor?               Yes     No

     b)   Been treated for alchoholism?                        Yes     No

     c)   Been advised to have medical treatment or
          counseling from a commonly recognized practitioner
          or organization for alcohol or drug use?             Yes     No

5.   Have you in the past 10 years:

     a)   Been diagnosed or treated for Acquired Immune
          Deficiency Syndrome (AIDS) by a member of the
          medical profession?                                  Yes     No

     b)   Been diagnosed or treated for immune deficiency
          (other than AIDS), anemia or other blood disorder
          (other than for HIV)?                                Yes     No

     c)   Had recurrent fever, fatigue or unexplained weight
          loss?                                                Yes     No

6. Other than the above, have you ever been diagnosed or treated for:

     a)   Chest pain, high blood pressure, stroke, or
          disease of the heart, blood vessels, or lungs;       Yes     No

     b)   Diabetes, mental or emotional disorder; disease of
          the brain or nervous system, convulsions;            Yes     No

     c)   Cancer; tumor; disease of the stomach, intestines,
          liver or kidneys?                                    Yes     No

7.   Have you in the last five years, been advised to have
     any diagnostic test, hospitalization or surgery by any
     licensed physician, practitioner or health facility
     that has not yet been performed?                          Yes     No


FOR ALL QUESTIONS ANSWERED "YES," FURNISH DETAILS. _____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

I represent that the above statements are true and complete to the best of my knowledge and belief. I understand that this application will become a part of any policy issued. I also understand that any misrepresentations contained in this application and relied on by the Company may be used to reduce or deny a claim or void the contract if: (1) it is within its contestable period; and (2) if such misrepresentation materially affects the acceptance of the risk.


_____________________________________ Dated____________ At______________________
Signature of Proposed Insured                                 (City, State)

L-15240

                AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize The Travelers Insurance Company (referred to as The Travelers), its Reinsurers, insurance support organizations, and their authorized representatives to obtain medical and other information in order to evaluate this application for insurance. I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., employer, consumer reporting agency, or other insurance coverage, medical care, treatment, supplies or advice with respect to me to furnish such information to The Travelers, its Reinsurers or their authorized representatives.

This authorization will be valid from the date signed for a period of 26 months. I agree that a photographic copy of this authorization is as valid as the original. Information given in my application, including health care information, may be made available without my prior authorization to other insurance companies to which I make application for life or health insurance coverage or to which a claim is submitted.

I have read this authorization and understand that I have a right to receive a copy. I acknowledge receipt of the notice regarding: "Notification Regarding Use and Release of Information to the Medical Information Bureau, Inc. and Other Life Insurance Companies"


_____________________________________ Dated____________ At______________________
Signature of Proposed Insured                                 (City, State)

L-15240-A
================================================================================


                         THE TRAVELERS INSURANCE COMPANY

      NOTIFICATION REGARDING USE AND RELEASE OF INFORMATION TO THE MEDICAL
          INFORMATION BUREAU, INC. AND OTHER LIFE INSURANCE COMPANIES

Any health care information developed is necessary to classify insurance risks, conduct normal administrative procedures and process claims, and will be used for those purposes only. No other use of this information will be made without first obtaining your written consent.

This information will be treated as confidential except that The Travelers Insurance Company or its Reinsurer(s) may make a brief report to the Medical Information Bureau, Inc., a non-profit membership corporation of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or to which a claim is submitted, the Bureau will supply such company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your files. Medical information will be disclosed only to your attending physician.
  If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office: Post Office Box 105, Essex Station, Boston, Massachusetts 02112, Telephone: (617)426-3660.

The Travelers Insurance Company or its Reinsurer(s) may release information given in your application file, including health care information, to other life insurance companies to which you apply for life or health insurance or to which a claim is submitted.

L-15240-M

   THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT o 06183

================================================================================
          EMPLOYER-SPONSORED TEMPORARY LIFE INSURANCE BINDER AGREEMENT
================================================================================

This Temporary Life Insurance Binder Agreement (the "Agreement") is made by and between The Travelers Insurance Company (the "Company") and ____________________ (the "Owner").

In offering this Agreement, the Company has relied upon the attached census of employees to be insured as well as information provided by the Employer.

While this Agreement is in effect, the Employer is not and will not become a party to any other Agreement to provide life insurance coverage on any of the employees listed in the Census without the prior agreement of the Company.

Subject to the terms of this Agreement and in consideration of the deposit received, temporary life insurance will be provided from the Effective Date for the qualified Proposed Insureds listed in the census.

1.   Definitions:

     (a) Proposed Insured - an individual 70 years of age or less applying for permanent insurance who is listed in this Agreement and has been actively at work for the last 90 days for at least 30 hours per week.

     (b) Effective Date - the date on which temporary life insurance begins. The Effective Date under this Agreement is __________________________.

     (c) Termination Date - the date on which temporary life insurance for each Proposed Insured ends. It will be the earlier of:

          (1)  the date on which the policy on the Proposed Insured is issued;
               or

          (2) the date on which a full or partial refund of the Deposit is mailed to the Employer because an application is declined or withdrawn; or

          (3)  _____ days after the Effective date; or


     (d) Binder Premium - the amount of premium deposit needed to effect the temporary life insurance coverage on the Proposed Insureds contemplated by this Agreement. The Binder Premium for the coverage provided by this Agreement is $___________________.

2. Binder Coverage - the amount of temporary life insurance per Proposed Insured provided by this Agreement is the amount to be applied for as stated on the attached census subject to a per life maximum of $1,000,000 for all current applications pending with the Company and its subsidiaries.

3. Death Benefits - For any death benefits to be paid under this Agreement. Owner must represent and warrant that under applicable state law it has an insurable interest in the insured employee and has obtained from the insured employee any consent required by such law.

4. Suicide and Material Misrepresentation - If a Proposed Insured commits suicide, or death is caused in whole or in part by any intentionally self-inflicted injury or if there is found to be material misrepresentation on the application, the Company's only liability as to such a Proposed Insured shall be return the applicable portion of the premium to the Employer.

5. Beneficiary - any death benefits claimed under this Agreement shall be payable to the employer unless an alternative beneficiary is named in the application.

6. Amendments - this Agreement may only be modified or amended in writing by the Company through its duly authorized officers.

TEMPORARY INSURANCE IS PROVIDED UNDER THE TERMS OF THIS AGREEMENT FOR THE QUALIFIED ACTIVELY AT WORK PROPOSED INSUREDS WHO ARE LISTED IN THE ATTACHED CENSUS. WE WILL REQUIRE CONSENT FORMS FOR EACH INSURED

Offered by:____________________________________________TITLE:___________________
               SIGNATURE             DATE                     THE TRAVELERS
                                                              INSURANCE COMPANY
Accepted by:_____________________________________________   ____________________
            COMPANY OFFICER          TITLE        DATE           COMPANY

Witnessed by:_____________________________  ____________________  ______________
             BROKER               DATE         BROKER/AGENT #         FIRM

L-15242